Exhibit 99.1

For more information, contact:

Media:

Joe Quenqua for WW

Chief Communications Officer

212.601.7519

joe.quenqua@ww.com

Nicole Nichols for Oprah Winfrey

323.602.5511

nicole_nichols@own.tv

Investors:

Corey Kinger for WW

212.601.7569

corey.kinger@ww.com

WW and Oprah Winfrey Announce Extension of Partnership Into 2025

NEW YORK, NY (December 16, 2019) – WW International, Inc. (NASDAQ: WW) and Oprah Winfrey have extended their partnership in inspiring people around the world to lead a healthier and a more fulfilling life.

“I believe in WW’s mission and the power of its program to create positive, lasting change for everyone who wants a partner to help support them in pursuing a stronger, healthier life,” said Oprah Winfrey. “I am passionate about WW’s potential to reach and inspire even more people in the years to come. I am fully committed to WW’s future and our continued partnership, and I intend to continue my service on WW’s Board of Directors into 2025.”

Since October 2015, Ms. Winfrey has been a Board member, strategic partner and advisor, and shareholder of WW. She will continue to collaborate and provide her insights on the Company’s strategy and initiatives, including on consumer motivation, community activation, creative strategy and the overall consumer experience, through April 2023. In addition, she will continue to serve as a key advisor to the Company through May 2025.

“I am personally and professionally inspired by Oprah every day and I am thrilled to be continuing our collaboration,” said Mindy Grossman, President and CEO of WW. “Oprah and WW are fully aligned on the opportunity for WW to lead in the democratization of wellness, making a positive impact on the health and wellness of society as a whole. Oprah’s unique ability to connect with people and inspire, energize and motivate them to live their best lives is unmatched. I am excited to be joining her this winter as we bring WW Presents: Oprah’s 2020 Vision tour to nine cities throughout the U.S.”

In connection with the extension of the partnership, Ms. Winfrey was granted a fully vested option to purchase approximately 3.3 million shares of WW, representing approximately 4.3% of WW’s common stock on a fully diluted basis. The option grant to Ms. Winfrey is subject to shareholder approval at the Company’s 2020 annual shareholder meeting. The shares issuable under the stock option are subject to certain transfer restrictions which terminate on various dates through May 31, 2025.

If the option grant is approved, the Company will record a one-time charge in the second quarter of 2020, based in part on the value of WW shares at the time of such approval. Using the stock price as of December 13, 2019, such charge would be approximately $62 million; changes to WW’s stock price could change the charge significantly.

Separately, on November 26, 2019, in connection with Ms. Winfrey’s personal strategy for asset diversification, charitable giving and liquidity, Ms. Winfrey established a stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. This trading plan relates to the sale of a portion of the shares of WW (2.9 million shares) that Ms. Winfrey previously acquired when she entered into her partnership with the Company in 2015 as well as the exercise of certain of the options (1.4 million shares) that were issued to her at such time.

Assuming all transactions covered by the trading plan were consummated today, and the option granted in connection with the extension of the partnership was approved today, Ms. Winfrey would own approximately 2.5 million shares of WW and options with respect to 4.0 million shares of WW.

About WW International, Inc.

WW – Weight Watchers reimagined – is a global wellness company and the world’s leading commercial weight management program. We inspire millions of people to adopt healthy habits for real life. Through our engaging digital experience and face-to-face group workshops, members follow our livable and sustainable program that encompasses healthy eating, physical activity, and a helpful mindset. With more than five decades of experience in building communities and our deep expertise in behavioral science, we aim to deliver wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC)

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with submitting the option grant to Ms. Winfrey for shareholder approval at the Company’s 2020 annual meeting of shareholders.

The Proxy Statement will contain important information about the Company and the option grant to Ms. Winfrey. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting WW International, Inc., Attention: Investor Relations, 675 Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 601-7569.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the option grant to Ms. Winfrey. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

This news release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the impact of the Company’s substantial amount of debt and its debt service obligations and debt covenants; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of security breaches or privacy concerns; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political and social risks and foreign currency risks; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the Company’s failure to maintain effective internal control over financial reporting; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).